EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement Amendment No. 1 (File No. 333-272905) on Form S-1A of Scientific Industries, Inc. and Subsidiaries (the “Company”) of our report dated September 28, 2022, relating to the Company’s consolidated financial statements as of June 30, 2022 and for the year then ended.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Nussbaum Berg Klein & Wolpow, CPAs LLP

Melville, New York

July 7, 2023